Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Bancorp of our report dated March 1, 2019, relating to the consolidated financial statements as of December 31, 2018 and for each of the two years then ended, appearing in the Annual Report on Form 10-K of First Bancorp for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

February 28, 2020